UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                     _______________________

                            FORM 8-K
                     _______________________


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        June 13, 1994                            1-8309
 (Date of earliest report)              (Commission File Number)



                PRICE COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in its charter)



           New York                           13-2991700
(State or other jurisdiction of         (IRS Employer
incorporation or organization)          Identification Number)



   45 Rockefeller Plaza, Suite 3201, New York, New York 10020
       (Address of principal executive offices) (Zip Code)



                         (212) 757-5600
      (Registrant's telephone number, including area code)



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events.


          On June 13, 1994, Price Communications Corporation entered into an agreement to sell substantially all of the assets, together with certain liabilities, relating to radio stations WBZT(AM) and WIRK(FM), West Palm Beach, Florida, for a cash purchase price consisting of $22 million plus 85% of the face amount of the accounts receivable of such stations. The closing is subject to the approval of the Federal Communications Commission and other conditions.
                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PRICE COMMUNICATIONS CORPORATION



Date:  June 27, 1994          /s/ Robert Price
                              Robert Price
                              Chief Executive Officer, President
                                and Director